Exhibit 99.1

Press Release
Source:     BNC Bancorp

Contact:    Richard D. Callicutt II            David B. Spencer
President and CEO            Senior Executive Vice President and CFO
336-869-9200                336-869-9200

BNC Bancorp Announces Earnings for Third Quarter 2016

High Point, N.C., Oct. 20, 2016 - BNC Bancorp (NASDAQ: BNCN) (“Company”), parent company for Bank of North Carolina (“Bank”), today reported financial results for the three and nine months ended September 30, 2016. Highlights for the quarter include the following:

•	Continued solid earnings and returns

◦	GAAP net income of $18.1 million, or $0.38 per diluted share, compared to $14.6 million, or $0.35 per diluted share, for second quarter of 2016;

◦	Operating net income of $19.7 million, or $0.42 per diluted share, compared to $17.0 million, or $0.41 per diluted share, for second quarter of 2016;

◦	GAAP return on average assets of 1.10%, compared to 1.00% for second quarter of 2016;

◦	Operating return on average assets of 1.20%, compared to 1.16% for second quarter of 2016;

◦	Return on average tangible common equity of 13.37%, compared to 13.29% for second quarter of 2016; and

◦	Operating return on average tangible common equity of 14.50%, compared to 15.36% for second quarter of 2016.

•	Originated loans at September 30, 2016 of $3.46 billion, an increase of $292.3 million compared to June 30, 2016

◦	Loan originations of $630 million, as compared to $627 million during the second quarter of 2016; and

◦	Total portfolio loans were $5.00 billion at September 30, 2016, an increase of $183.3 million compared to June 30, 2016.

•	Asset quality ratios remain strong

•	Completed public offering of common stock with gross proceeds of $63.2 million

◦	Further strengthened capital ratios and will support continued growth

Financial Performance

	Three Months Ended					Nine Months Ended
INCOME SUMMARY	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
Interest income	(Dollars in thousands)
Interest and fees on loans	$57,824	$51,978	$50,302	$50,762	$48,050	$160,104	$127,964
Investment securities	6,910	6,202	5,965	5,336	5,101	19,077	13,869
Other	291	228	214	141	162	733	414
Total interest income	65,025	58,408	56,481	56,239	53,313	179,914	142,247
Interest expense
Interest on deposits	7,619	6,704	6,241	5,851	5,265	20,564	14,595
Interest on borrowings	1,989	1,774	1,750	1,648	1,789	5,513	4,590
Total interest expense	9,608	8,478	7,991	7,499	7,054	26,077	19,185
Net interest income	55,417	49,930	48,490	48,740	46,259	153,837	123,062
Provision for loan losses	1,865	698	647	1,287	198	3,210	609
Net interest income	53,552	49,232	47,843	47,453	46,061	150,627	122,453
Non-interest income
Mortgage lending income	3,134	2,671	2,681	2,226	3,031	8,486	8,307
Service charges	2,644	2,422	2,321	2,341	2,284	7,387	5,738
SBA income	739	1,104	811	467	416	2,654	1,368
Securities gains (losses)	34	4	(39)	45	794	(1)	839
Earnings on bank-owned life insurance	1,254	1,160	758	806	705	3,172	1,960
Other	2,006	1,654	1,430	2,401	1,939	5,090	5,950
Total non-interest income	9,811	9,015	7,962	8,286	9,169	26,788	24,162
Non-interest expense
Salaries and employee benefits	18,491	18,019	17,803	17,888	17,543	54,313	49,265
Occupancy	3,154	3,155	3,252	3,392	3,211	9,561	8,410
Furniture and equipment	2,297	1,993	2,073	2,426	1,654	6,363	4,877
Data processing and supply	1,766	1,491	1,437	1,194	1,268	4,694	3,186
Advertising and business development	678	923	684	879	493	2,285	1,756
Insurance, professional and other services	1,424	1,494	1,526	952	1,405	4,444	3,872
FDIC insurance assessments	1,071	900	900	883	824	2,871	2,261
Loan, foreclosure and OREO	1,562	856	1,367	1,639	2,352	3,785	8,213
Transaction-related expenses	2,568	3,808	1,434	4,307	4,886	7,810	8,969
Loss on extinguishment of debt	—	—	—	—	763	—	763
Other	4,824	4,201	4,410	4,020	3,786	13,435	10,003
Total non-interest expenses	37,835	36,840	34,886	37,580	38,185	109,561	101,575
Income before income tax expense	25,528	21,407	20,919	18,159	17,045	67,854	45,040
Income tax expense	7,388	6,760	6,484	5,420	5,106	20,632	13,329
Net income (GAAP)	18,140	14,647	14,435	12,739	11,939	47,222	31,711
Securities gains (losses), net of tax	21	4	(25)	28	500	1	529
Transaction-related charges, net of tax	1,618	2,399	903	2,713	3,078	4,920	5,650
Loss on extinguishment of debt, net of tax	—	—	—	—	481	—	481
Operating net income (non-GAAP)	$19,736	$17,042	$15,363	$15,424	$14,998	$52,141	$37,313

Common shares outstanding	48,110	45,201	40,806	40,774	38,138	48,110	38,138
Weighted average diluted shares outstanding	47,360	41,560	40,885	39,452	38,165	43,287	34,545

Performance Ratios

	Three Months Ended					Nine Months Ended
	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
Earnings per diluted share	$0.38	$0.35	$0.35	$0.32	$0.31	$1.09	$0.92
Return on average assets	1.10%	1.00%	1.03%	0.93%	0.92%	1.05%	0.95%
Return on average common equity	9.40%	9.43%	9.72%	9.13%	9.15%	9.50%	9.69%
Return on average tangible common equity (1)	13.37%	13.29%	13.71%	13.33%	13.52%	13.45%	13.43%
Efficiency ratio (2)	56.09%	60.51%	59.78%	63.75%	66.59%	58.68%	66.45%

Operating earnings per diluted share (1)	42.00%	41.00%	38.00%	39.00%	39.00%	120.00%	108.00%
Operating return on average assets (1)	1.20%	1.16%	1.10%	1.13%	1.15%	1.16%	1.11%
Operating return on average tangible common equity (1)	14.50%	15.36%	14.55%	15.99%	16.79%	14.79%	15.68%
Operating efficiency ratio (1) (2)	52.31%	54.26%	57.28%	56.49%	57.54%	54.50%	60.41%

Book value per common share	$16.53	$15.86	$14.79	$14.52	$13.70	$16.53	$13.70
Tangible book value per common share (1)	12.21	11.28	11.07	10.77	9.86	12.21	9.86
(1) See Reconciliation of Non-GAAP to GAAP for additional details.
(2) Calculated on a fully-taxable equivalent (“FTE”) basis.

Other Selected Financial Data

	Three Months Ended					Nine Months Ended
	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
	(Dollars in thousands)
Securities gains (losses), net	$34	$4	$(39)	$45	$794	$(1)	$839
Loss on extinguishment of debt	—	—	—	—	763	—	763
Fair value accretion	5,845	5,276	5,505	5,599	4,835	16,626	14,917
OREO valuation adjustments, net	274	222	266	348	911	762	2,245
Transaction-related expenses	2,568	3,808	1,434	4,307	4,886	7,810	8,969

Richard D. Callicutt, II, President and CEO, stated, ”We are pleased to report another quarter of solid financial results, which include strong earnings growth and another quarter of record-setting organic loan originations. Our fee based businesses continue to grow at a healthy rate and our continued focus on process improvements and operational efficiencies helped to control expenses to where the additional costs incurred during the quarter were all related to the addition of Southcoast Financial’s operations.

We are excited that we have received all necessary regulatory approvals for the merger with High Point Bank Corporation and are currently scheduled to close on November 1, 2016. On November 4, 2016, immediately after the legal closing of the transaction, High Point Bank’s systems and signage will be converted to BNC. With the addition of High Point Bank’s Trust and Insurance divisions, as well as the broad array of BNC product offerings, this transaction will greatly enhance the products and services for all customers involved.

During the quarter, the Company successfully accessed the capital markets and raised an additional $63.2 million in common equity. This capital raise helped to bolster our capital ratios and position our company to continue to pursue growth opportunities that provide outsized value for our shareholders.”

Non-interest Income and Expense Data

	Three Months Ended					Nine Months Ended
	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
Non-interest income	(Dollars in thousands)
Mortgage lending income	$3,134	$2,671	$2,681	$2,226	$3,031	$8,486	$8,307
Service charges	2,644	2,422	2,321	2,341	2,284	7,387	5,738
SBA income	739	1,104	811	467	416	2,654	1,368
Earnings on bank-owned life insurance	1,254	1,160	758	806	705	3,172	1,960
Other	2,006	1,654	1,430	2,401	1,939	5,090	5,950
Total operating non-interest income - non-GAAP	9,777	9,011	8,001	8,241	8,375	26,789	23,323
Securities gains (losses), net	34	4	(39)	45	794	(1)	839
Total non-interest income - GAAP	$9,811	$9,015	$7,962	$8,286	$9,169	$26,788	$24,162

Non-interest expense
Salaries and employee benefits	$18,491	$18,019	$17,803	$17,888	$17,543	$54,313	$49,265
Occupancy	3,154	3,155	3,252	3,392	3,211	9,561	8,410
Furniture and equipment	2,297	1,993	2,073	2,426	1,654	6,363	4,877
Data processing and supply	1,766	1,491	1,437	1,194	1,268	4,694	3,186
Advertising and business development	678	923	684	879	493	2,285	1,756
Insurance, professional and other services	1,424	1,494	1,526	952	1,405	4,444	3,872
FDIC insurance assessments	1,071	900	900	883	824	2,871	2,261
Loan, foreclosure and OREO	1,562	856	1,367	1,639	2,352	3,785	8,213
Other	4,824	4,201	4,410	4,020	3,786	13,435	10,003
Total operating non-interest expense - non-GAAP	35,267	33,032	33,452	33,273	32,536	101,751	91,843
Transaction-related expenses	2,568	3,808	1,434	4,307	4,886	7,810	8,969
Loss on extinguishment of debt	—	—	—	—	763	—	763
Total non-interest expense - GAAP	$37,835	$36,840	$34,886	$37,580	$38,185	$109,561	$101,575

Total GAAP and operating non-interest income was $9.8 million for the third quarter of 2016, an increase from $9.0 million for the second quarter of 2016.  Mortgage lending income was $3.1 million for the third quarter of 2016, an increase of $0.5 million as compared to the second quarter of 2016. Many of the other non-interest income sources, such as income from recoveries on acquired loans and income derived from our investment brokerage services, are volatile and can vary significantly from period to period.

Total GAAP non-interest expense was $37.8 million for the third quarter of 2016, an increase from $36.8 million for the second quarter of 2016.  Operating non-interest expense for the third quarter of 2016 was $35.3 million, an increase compared to $33.0 million for the second quarter of 2016. This increase was directly related to the full quarter impact of additional headcount and facilities obtained from the Company’s acquisition of Southcoast Financial Corporation (“Southcoast”) in June 2016.

Selected Balance Sheet Data

	Ending Balance
	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Portfolio loans:	(Dollars in thousands)
Originated loans	$3,455,677	$3,163,357	$2,847,466	$2,721,216	$2,587,572
Acquired loans	1,540,270	1,649,328	1,390,688	1,478,655	1,391,061
Allowance for loan and lease losses	(36,366)	(33,841)	(32,548)	(31,647)	(30,833)
Portfolio loans, net	4,959,581	4,778,844	4,205,606	4,168,224	3,947,800
Loans held for sale	40,441	41,703	33,455	39,470	37,437
Investment securities	838,289	803,058	757,248	734,557	645,732
Total interest-earning assets	6,128,554	5,790,893	5,126,452	5,131,988	4,689,936
Goodwill	189,968	188,220	134,686	134,686	128,489
Core deposit intangible, net	17,852	19,014	17,143	18,299	18,134
Total assets	$6,801,562	$6,478,373	$5,699,573	$5,668,183	$5,201,118

Deposits:
Non-interest bearing deposits	$917,521	$889,254	$794,548	$776,479	$738,529
Interest-bearing demand and savings	3,080,479	2,652,735	2,431,584	2,366,890	2,157,801
Time deposits	1,652,123	1,814,654	1,537,644	1,598,838	1,478,161
Total deposits	5,650,123	5,356,643	4,763,776	4,742,207	4,374,491
Borrowings	310,609	352,119	282,929	292,790	267,069
Total interest-bearing liabilities	5,043,211	4,819,508	4,252,157	4,258,518	3,903,031
Shareholders' equity:
Common equity	786,625	710,300	598,158	584,818	515,062
Accumulated other comprehensive income	8,587	6,761	5,395	7,329	7,435
Total shareholders' equity	$795,212	$717,061	$603,553	$592,147	$522,497

Total assets at September 30, 2016 were $6.80 billion, an increase of 5.0% as compared to total assets of $6.48 billion at June 30, 2016. Total portfolio loans were $5.00 billion at September 30, 2016, an increase of 3.8% from $4.81 billion at June 30, 2016.  Loans that were originated by the Company increased by $292.3 million, or 9.2%, during the third quarter of 2016.

Total deposits were $5.65 billion at September 30, 2016, an increase of $293.5 million, or 5.5%, as compared to June 30, 2016. Wholesale deposits comprised 27.5% of total deposits at September 30, 2016, an increase from 26.7% of total deposits at June 30, 2016. The increased level of wholesale funding will be used to repay term wholesale deposits that will be maturing early in the fourth quarter of 2016. Core deposits increased by $170.0 million, or 4.3%, during the third quarter of 2016. Total borrowings were $310.6 million at September 30, 2016, a decrease of 11.8% compared to $352.1 million at June 30, 2016. Total shareholders’ equity was $795.2 million at September 30, 2016, an increase of $78.2 million, or 10.9%, as compared to $717.1 million at June 30, 2016. The increase in equity is primarily due to the issuance of 2.9 million shares of voting common stock during the third quarter of 2016. At September 30, 2016, both the Bank's and Company's capital ratios exceeded the minimum thresholds established for a well-capitalized bank by regulatory measures.

On October 17, 2016, the Company’s Board of Directors declared a quarterly cash dividend of $0.05 per share, payable on November 25, 2016 to shareholders of record as of November 11, 2016.

Loan Portfolio Composition

	Ending Balance
	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015
	(Dollars in millions)
Residential construction	$104	$98	$76	$76	$92
Presold	62	59	39	46	55
Speculative	42	39	37	30	37

Commercial construction	285	294	278	237	233
Residential and commercial A&D	39	33	23	18	18

Land	118	126	118	111	90
Residential buildable lots	44	44	39	34	26
Commercial buildable lots	24	24	21	20	22
Land held for development	23	31	34	34	25
Raw and agricultural land	27	27	24	23	17

Commercial real estate	2,705	2,500	2,257	2,246	2,133
Multi-family	240	203	179	178	165
Farmland	3	4	4	5	5
Owner occupied	787	817	705	785	737
Non-owner occupied	1,675	1,476	1,369	1,277	1,226

Commercial and industrial	443	454	400	419	340
Residential mortgage	1,251	1,258	1,039	1,049	1,029
Consumer	22	21	18	19	19
Leases	29	29	29	27	26
Total portfolio loans	$4,996	$4,813	$4,238	$4,200	$3,979

Acquired Loan Summary

	Ending Balance
	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015
	(Dollars in thousands)
Performing acquired loans	$1,432,351	$1,537,650	$1,278,965	$1,363,379	$1,262,268
Less: remaining FMV adjustments	(21,687)	(25,630)	(23,359)	(27,789)	(28,990)
Performing acquired loans, net	1,410,664	1,512,020	1,255,606	1,335,590	1,233,278
FMV adjustment %	1.5%	1.7%	1.8%	2.0%	2.3%

Purchase credit impaired loans (PCI)	143,494	152,105	148,459	157,966	176,605
Less: remaining FMV adjustments	(13,888)	(14,797)	(13,377)	(14,901)	(18,822)
PCI loans, net	129,606	137,308	135,082	143,065	157,783
FMV adjustment %	9.7%	9.7%	9.0%	9.4%	10.7%

Total acquired performing loans	$1,410,664	$1,512,020	$1,255,606	$1,335,590	$1,233,278
Total acquired PCI loans	129,606	137,308	135,082	143,065	157,783
Total acquired loans	$1,540,270	$1,649,328	$1,390,688	$1,478,655	$1,391,061
FMV adjustment % all acquired loans	2.3%	2.4%	2.6%	2.8%	3.3%

Asset Quality

	Ending Balance
	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015
	(Dollars in thousands)
Nonaccrual loans - non-acquired	$7,662	$5,407	$6,228	$6,623	$5,914
Nonaccrual loans - acquired	9,347	11,756	12,706	12,086	14,322
OREO - non-acquired	13,352	15,806	14,987	15,588	18,791
OREO - acquired	14,696	14,708	15,783	16,973	18,489
90 days past due - non-acquired	10	10	—	—	—
90 days past due - acquired	—	—	—	3	—
Total nonperforming assets	$45,067	$47,687	$49,704	$51,273	$57,516

Total nonperforming assets - non-acquired	$21,024	$21,223	$21,215	$22,211	$24,705

Net charge-offs (recoveries), QTD	$(660)	$(594)	$(202)	$352	$(326)
Annualized net charge-offs (recoveries) to total average portfolio loans	(0.05)%	(0.05)%	(0.02)%	0.03%	(0.03)%

Ratio of total nonperforming assets to total assets	0.66%	0.74%	0.87%	0.90%	1.11%
Ratio of total nonperforming loans to total portfolio loans	0.34%	0.36%	0.45%	0.45%	0.51%
Ratio of total allowance for loan losses to total portfolio loans	0.73%	0.70%	0.77%	0.75%	0.77%

Excluding acquired
Ratio of nonperforming assets to loans and OREO	0.61%	0.67%	0.74%	0.81%	0.95%
Ratio of nonperforming loans to loans	0.22%	0.17%	0.22%	0.24%	0.23%
Ratio of allowance for loan losses to loans	0.97%	0.98%	1.03%	1.05%	1.05%

Overall asset quality continued to improve during the third quarter of 2016, as total nonperforming assets were $45.1 million, or 0.66% of total assets, at September 30, 2016, as compared to $47.7 million, or 0.74% of total assets, at June 30, 2016. The increase in non-acquired non-accrual loans was due to a small number of higher dollar loans being classified as non-accrual during the third quarter of 2016.

Excluding nonperforming assets acquired by the Company, nonperforming assets were $21.0 million, or 0.61% of non-acquired loans and OREO, at September 30, 2016, as compared to $21.2 million, or 0.67% of non-acquired loans and OREO, at June 30, 2016.

The Company experienced $0.7 million of net recoveries on previous charge-offs during the third quarter of 2016, compared to net recoveries of $0.6 million during the second quarter of 2016. Gross charge-offs were $0.9 million during the third quarter of 2016, which is unchanged from the level of gross charge-offs for the second quarter of 2016.

The allowance for loan losses was $36.4 million at September 30, 2016, an increase from $33.8 million at June 30, 2016. The Company recorded a provision for loan losses of $1.9 million during the third quarter of 2016, as compared to $0.7 million recorded during the second quarter of 2016. The increase in provision is due to the continued high levels of loan growth in the originated loan portfolio.

Net Interest Income and Margin

	Three Months Ended					Nine Months Ended
	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
Quarterly average balances:	(Dollars in thousands)
Loans	$4,893,926	$4,437,248	$4,241,970	$4,193,632	$3,957,846	$4,511,524	$3,453,281
Investment securities	828,144	760,841	737,361	656,940	631,407	789,847	547,321
Interest-bearing balances and other	147,763	134,923	139,367	76,533	68,201	140,710	59,009
Total interest-earning assets	5,869,833	5,333,012	5,118,698	4,927,105	4,657,454	5,442,081	4,059,611
Deposits:
Non-interest bearing	907,344	825,148	778,114	772,831	733,659	837,126	613,953
Interest-bearing	4,475,901	4,138,466	3,953,668	3,784,140	3,539,391	4,190,391	3,126,453
Total deposits	5,383,245	4,963,614	4,731,782	4,556,971	4,273,050	5,027,517	3,740,406
Borrowed funds	321,218	272,374	262,880	288,209	334,584	285,621	277,069
Total interest-bearing liabilities	4,797,119	4,410,840	4,216,548	4,072,349	3,873,975	4,476,012	3,403,522
Shareholders' equity	768,124	625,021	597,127	553,475	517,835	663,806	437,699

Interest Income/Expense:
Loans	$57,824	$51,978	$50,302	$50,762	$48,050	$160,104	$127,964
Investment securities, tax	3,113	2,908	2,720	2,069	1,842	8,741	4,269
Investment securities, non-tax (1)	6,027	5,229	5,151	5,186	5,173	16,407	15,238
Interest-bearing balances and other	291	228	214	141	162	733	414
Total interest income	67,255	60,343	58,387	58,158	55,227	185,985	147,885
Deposits	7,619	6,704	6,241	5,851	5,265	20,564	14,595
Borrowings	1,989	1,774	1,750	1,648	1,789	5,513	4,590
Total interest expense	9,608	8,478	7,991	7,499	7,054	26,077	19,185
Net interest income	$57,647	$51,865	$50,396	$50,659	$48,173	$159,908	$128,700

Average Yields and Costs:
Loans	4.70%	4.71%	4.77%	4.80%	4.82%	4.74%	4.95%
Investment securities, tax	2.93%	3.01%	2.94%	2.81%	2.73%	2.96%	2.98%
Investment securities, non-tax (1)	5.91%	5.65%	5.68%	5.63%	5.64%	5.55%	5.73%
Interest-bearing balances and other	0.78%	0.68%	0.62%	0.73%	0.94%	0.70%	0.94%
Total interest-earning assets	4.56%	4.55%	4.59%	4.68%	4.70%	4.57%	4.87%
Total interest-bearing deposits	0.68%	0.65%	0.63%	0.61%	0.59%	0.66%	0.62%
Borrowed funds	2.46%	2.62%	2.68%	2.27%	2.12%	2.58%	2.21%
Total interest-bearing liabilities	0.80%	0.77%	0.76%	0.73%	0.72%	0.78%	0.75%
Cost of funds	0.67%	0.65%	0.64%	0.61%	0.61%	0.66%	0.64%
Net interest margin	3.91%	3.91%	3.96%	4.08%	4.10%	3.92%	4.24%
(1) Interest income and average yields on non-taxable loans investment securities are computed on a FTE basis for comparison with taxable investment securities.

FTE net interest income for the third quarter of 2016 was $57.6 million, an increase from $51.9 million for the second quarter of 2016. FTE net interest margin was 3.91% for the third quarter of 2016, which remained unchanged from the second quarter of 2016. The average yield on interest-earning assets remained relatively consistent as compared to the second quarter of 2016, while the rate paid on interest-bearing liabilities increased slightly. Accretion earned on the Company’s acquired loan portfolio was $5.8 million during the third quarter of 2016, as compared to $5.3 million earned in the second quarter of 2016. Excluding accretion, the average yield on loans was 4.23% for the third quarter 2016, as compared to 4.24% for the second quarter of 2016.

Average interest-earning assets for the third quarter of 2016 were $5.87 billion, an increase from $5.33 billion for the second quarter of 2016. The increase was primarily due to the full quarter impact of the acquisition of Southcoast, as well as continued strong levels of organic loan growth throughout our existing markets. Average interest-bearing liabilities were $4.80 billion for the third quarter of 2016, an increase from $4.41 billion during the second quarter of 2016. This increase was primarily in interest-bearing deposits, which increased $337.4 million during the third quarter of 2016 due to full quarter impact of the Southcoast acquisition.

About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, North Carolina, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with total assets of $6.80 billion. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 71 current banking offices in Virginia, North and South Carolina. The Bank’s 26 locations in South Carolina and nine locations in Virginia operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the Nasdaq Capital Market under the symbol "BNCN." The Company’s website is www.bncbancorp.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States.  BNC Bancorp's management uses these "non-GAAP" financial measures in its analysis of the Company's performance.  Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the attached tabular disclosures for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about the Company’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on the Company’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. The Company undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the periods ended June 30, 2016 and March 31, 2016, respectively. Please refer to the SEC’s website at www.sec.gov where you can review those documents.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended					Nine Months Ended
	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
Operating Earnings per Share, Diluted (1)	(Dollars in thousands)
Net income (GAAP)	$18,140	$14,647	$14,435	$12,739	$11,939	$47,222	$31,711
Transaction-related expenses, net of tax	1,618	2,399	903	2,713	3,078	4,920	5,650
Loss on extinguishment of debt, net of tax	—	—	—	—	481	—	481
Securities gains (losses), net of tax	21	4	(25)	28	500	1	529
Operating earnings (non-GAAP)	19,736	17,042	15,363	15,424	14,998	52,141	37,313
Weighted average fully diluted shares outstanding	47,360	41,560	40,885	39,452	38,165	43,287	34,545
Operating earnings per share, diluted (non-GAAP)	$0.42	$0.41	$0.38	$0.39	$0.39	$1.20	$1.08

Tangible Common Book Value per Share (2)
Shareholders' equity (GAAP)	$795,212	$717,061	$603,553	$592,147	$522,497	$795,212	$522,497
Intangible assets	207,820	207,234	151,829	152,985	146,623	207,820	146,623
Tangible common shareholders equity (non-GAAP)	587,392	509,827	451,724	439,162	375,874	587,392	375,874
Common shares outstanding	48,110	45,201	40,806	40,774	38,138	48,110	38,138
Tangible common book value per share (non-GAAP)	$12.21	$11.28	$11.07	$10.77	$9.86	$12.21	$9.86

Return on Average Tangible Common Equity (2)
Net income (GAAP)	$18,140	$14,647	$14,435	$12,739	$11,939	$47,222	$31,711
Amortization of intangibles, net of tax	732	748	728	746	694	2,208	1,752
Tangible net income available to common shareholders (non-GAAP)	18,872	15,395	15,163	13,485	12,633	49,430	33,463
Average common shareholders equity	768,124	625,021	597,127	553,475	517,835	663,806	437,699
Average intangible assets	206,653	159,184	152,379	152,255	147,143	172,835	104,519
Average tangible common shareholders' equity (non-GAAP)	561,471	465,837	444,748	401,220	370,692	490,971	333,180
Return on average tangible common equity (non-GAAP)	13.37%	13.29%	13.71%	13.33%	13.52%	13.45%	13.43%

Operating Return on Average Assets (1)
Net income (GAAP)	$18,140	$14,647	$14,435	$12,739	$11,939	$47,222	$31,711
Transaction-related expenses, net of tax	1,618	2,399	903	2,713	3,078	4,920	5,650
Loss on extinguishment of debt, net of tax	—	—	—	—	481	—	481
Securities gains (losses), net of tax	21	4	(25)	28	500	1	529
Operating earnings (non-GAAP)	19,736	17,042	15,363	15,424	14,998	52,141	37,313
Average assets	6,532,517	5,908,341	5,635,137	5,428,444	5,154,690	6,027,183	4,481,400
Operating return on average assets (non-GAAP)	1.20%	1.16%	1.10%	1.13%	1.15%	1.16%	1.11%

Operating Return on Average Tangible Common Equity (2)
Net income (GAAP)	$18,140	$14,647	$14,435	$12,739	$11,939	$47,222	$31,711
Amortization of intangibles, net of tax	732	748	728	746	694	2,208	1,752
Transaction-related expenses, net of tax	1,618	2,399	903	2,713	3,078	4,920	5,650
Loss on extinguishment of debt, net of tax	—	—	—	—	481	—	481
Securities gains (losses), net of tax	21	4	(25)	28	500	1	529
Operating tangible net income (non-GAAP)	20,468	17,790	16,091	16,170	15,692	54,350	39,065
Average common shareholders equity	768,124	625,021	597,127	553,475	517,835	663,806	437,699
Average intangible assets	206,653	159,184	152,379	152,255	147,143	172,835	104,519

Average tangible common shareholders' equity (non-GAAP)	561,471	465,837	444,748	401,220	370,692	490,971	333,180
Operating return on average tangible common equity (non-GAAP)	14.50%	15.36%	14.55%	15.99%	16.79%	14.79%	15.68%

Operating Efficiency Ratio (3)
Non-interest expense (GAAP)	$37,835	$36,840	$34,886	$37,580	$38,185	$109,561	$101,575
Transaction-related expenses	2,568	3,808	1,434	4,307	4,886	7,810	8,969
Loss on extinguishment of debt	—	—	—	—	763	—	763
Operating non-interest expense (non-GAAP)	35,267	33,032	33,452	33,273	32,536	101,751	91,843
Net interest income, FTE	57,647	51,865	50,396	50,659	48,173	159,908	128,700
Non-interest income - GAAP	9,811	9,015	7,962	8,286	9,169	26,788	24,162
Securities gains (losses), net	34	4	(39)	45	794	(1)	839
Operating efficiency ratio (non-GAAP)	52.31%	54.26%	57.28%	56.49%	57.54%	54.50%	60.41%

(1)
Operating earnings per diluted share, operating non-interest income, operating non-interest expense, operating income tax expense, operating return on average assets, and operating return on average tangible common equity are non-GAAP measures and exclude the after-tax effect of transaction-related charges, loss on extinguishment of debt, securities gains (losses) and other one-time charges.  Management believes that non-GAAP operating measures provide additional useful information that allows readers to evaluate the ongoing performance of the company.

(2)
The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by industry analysts for companies with prior merger and acquisition activities.

(3)
Operating efficiency ratio is calculated by non-interest expense, excluding transaction-related expenses, amortization of intangible assets, and loss on extinguishment of debt, divided by the sum of FTE net interest income and non-interest income excluding securities gains (losses) and insurance settlement income. Management believes this non-GAAP operating measure provides additional useful information that allows readers to evaluate the ongoing performance of the company.